The 2022 Pony Planet creation and promotion service agreement

Client (hereinafter referred to as "Party A"): Xiamen No.2 Future Technology Co., Ltd

Address: Legal Representative / Authorized Representative, 12th Floor, Hongxing Erke Building, No.11, Hualien Road, Guanyin Mountain, Siming District, Xiamen City: Legal Representative: Liu Jianhui

Service Party (hereinafter referred to as "Party B"): Xiamen Star Fashion, Culture and Media Co., LTD

Address: Room 2008,25, Jiahe Road, Siming District, Xiamen City, Legal Representative / Authorized Representative: Zhan Jie

In order to give full play to their respective resource advantages, Party A and Party B work together, and Party B accepts party A to provide video creation and promotion services for the project "Pony Planet 2022". In accordance with the relevant provisions of the relevant laws of the People's Republic of China, Party A and Party B, based on the principle of good faith and mutual benefit, reach the following agreement in order to jointly abide by:

Statement and Guarantee:

Party A:

1. Party A is a lawfully established and legally existing enterprise, and it has the right to sign and have the ability to perform this Agreement.

2. The procedures required for Party A to sign and perform this Agreement have been completed and are legal and valid, or they shall be applied for by Party A according to law.

3. At the time of signing this Agreement, no court, arbitration agency, administrative authority or regulatory agency has made any judgment, ruling, ruling, award or specific administrative act sufficient to have a material adverse impact on Party A's performance of this Agreement.

4. All the internal authorization procedures required by Party A to sign this Agreement have been completed, and the signatory of this Agreement is the legal representative or authorized representative of Party A. This Agreement shall become legally binding upon both parties after it comes into force.

second party:

1. Party B is a lawfully established and legally existing enterprise, and it has the right to sign and have the ability to perform this Agreement.

2. All procedures required for Party B to sign and perform this Agreement have been completed and are legal and valid.

3. At the time of signing this Agreement, no court, arbitration agency, administrative authority or regulatory agency has made any judgment, ruling, ruling or specific administrative act sufficient to have materially and adversely affected Party B's performance of this Agreement.

4. All the internal authorization procedures required for Party B to sign this Agreement have been completed, and the signatory of this Agreement is the legal representative or authorized representative of Party B. This Agreement shall become legally binding upon both parties after it comes into force.

1. service content

1. Party B shall make use of its professional advantages to provide Party A with video creation and promotion services of the project according to Party A's needs. For details, see the appendix, and the appendix hereto shall have the same legal effect as this Agreement.

2. Service period

The execution service period of the Agreement shall be from May 1,2022 to December 31,2022 (the specific time is subject to the agreement of both parties). Unless the contract shall be automatically terminated upon expiration.

3. Video production requirements

Shooting effect requirements: tall unmixed

Production script: Party A shall be responsible for providing the materials required for the activity \ project, and Party B shall provide the production creative script.

2. Service target

Party B shall provide Party A with the video creation, publicity, distribution and promotion agreed upon in this Agreement, that is, the overall support of Party A's overall market policies and strategies in combination with Party A's all-media promotion service, so as to achieve all indicators of the above agreed service contents for Party A.

3. Service confirmation

When Party B performs the service provided under this Agreement, if Party A considers that Party B fails to follow the schedule agreed by both parties, it shall promptly propose to Party B and Party B shall make corrections according to the standards agreed by both parties; Party B shall submit the project report and project closing report to Party A according to the completion of the service project, and Party A shall serve as the basis for Party A to confirm Party B's service results.

Iv. Service fee and payment method

1. The total service fee (including tax) is RMB 4,180,000 (in words: RMB four million, one hundred and eighty thousand only);

2. Payment terms:

1) Party B shall charge the service fees according to the following arrangement:

2) Party A shall pay the above total amount in two batches, and the specific payment arrangement is as follows:

1. Within 5 working days from the signing date of the Contract, Party A shall pay Party B 50% of the advance payment, namely RMB 2,090,000 YUAN (in words: RMB II, 10.9 million only):

2. Upon receipt of the equivalent VAT invoice provided by Party B, Party A shall pay Party B the remaining amount of RMB 2090,000 (in words RMB 2 million and RMB 90 thousand only):

3) During the period when Party B provides services to Party A, if any third party costs or expenses are incurred in separate project approval involve, Party B shall notify Party A in advance and obtain written approval from Party A and both parties shall sign a supplementary agreement, otherwise Party A shall not recognize any costs or expenses.

4) If Party A requires Party B in writing to undertake the services other than the scope of work stipulated in the "Appendix I" hereof, the parties shall separately agree on the fee and sign a supplementary agreement. Before the execution of the service, Party B shall submit the budget sheet of the project service fee and the third party cost to Party A for written consent.

5) Party A shall only bear the expenses specified herein. Any increase in expenses shall be written agreed by Party A in advance, otherwise Party A has the right not to pay and shall not bear any liability.

6) After this Contract becomes effective, Party B shall submit the original of the VAT invoice corresponding to the current receivables and guarantee that the invoice is valid and valid; Party A shall remit the corresponding amount to the account within the agreed time after receiving the valid invoice from Party B and confirming the full payment obligations.

Party B shall accept the payment in cash, check or bank remittance. The account designated by Party B is: Xiamen Jiangtou Sub-branch of China Merchants Bank Co., Ltd

Account: Xiamen Star Fashion Culture and Media Co., Ltd

Account number:

592903650710501

Invoice Information

of Party A:

Company name: Xiamen Second

Future Technology Co., LTD.

Taxpayer identification number:

91350200MA349NWE6B

Registered address: Room 1214, No.611,

Sishui Road, Huli District, Xiamen

City, Bank Account number:

40386101040009359

Bank of deposit: Agricultural Bank of China Software Park Sub-branch

7) Bank of opening: If Party A delays the information, including but not limited to the compliance VAT invoice specified by Party B, Party A has the

right to extend the corresponding payment time and does not recognize any liability.

5. Responsibilities and obligations of Party A

1. Party A shall cooperate with Party B, provide necessary conveniences for the smooth progress of Party B's work, and guarantee to strictly abide by all provisions hereof.

2. Party A shall provide basic information and relevant information related to the status of the project, brand style positioning, market strategy and other brand operation and network promotion, and ensure the authenticity. If Party B has any objection to the information and information, party B shall raise it in writing to ensure the effective implementation of the project.

3. After Party B completes the relevant contents and contractual obligations agreed herein and has no breach of contract, Party A shall timely pay the relevant service fees to Party B as agreed by both parties.

4. If Party A needs to change the shooting requirements, it shall notify Party B [3] working days in advance and confirm the requirements after the change.

5. Party A has the right to require Party B to adjust the specific implementation time, promotion type, promotion content and the designated address linked to the promotion according to Party A's product delivery needs, promotion objectives and advertising effect, and Party B shall make adjustments according to Party A's requirements. Party A shall send a notice of adjustment to Party B 2 working days in advance.

5. If Party A has any objection to the implementation of Party B (including considering that there is any mistake, omission or any other violation of the provisions hereof), Party A shall timely propose to Party B, and Party B shall modify and reissue it in accordance with the requirements of this Agreement.

6. Party A shall make a phased evaluation of Party B's work according to the stage project report submitted by Party B, and notify Party B in writing of the evaluation result. If there is any objection, it shall timely submit it in writing to Party B, and Party B shall timely and effectively correct it and adjust the service strategy.

7. If there is a new network event or the communication environment changes during the agreed service period, both parties shall actively communicate with each other and reach the same agreement to adjust the service direction and content to achieve the win-win goal.

Vi. Party B's responsibilities and obligations

1. Party B warrants that it shall perform its obligations in a full and timely manner as agreed by both parties. Without the prior written permission of Party A, Party B shall not transfer or in of the services under this Agreement to any third party for execution.

2. Party B undertakes not to accept any hostile or competitive business entrustment against Party A or the project, and will try its best to safeguard the interests of Party A.

3. In case of any new network event or change in the communication environment during the agreed service period, Party B shall actively communicate with Party A and both parties agree to adjust the service direction and content so as to achieve the win-win goal.

4, party b shall assume the confidentiality obligation, without the permission of party a, party b shall not provide to a third party (disclosure) from the materials and documents obtained from party a (including but not limited to the agreement text, planning, execution

plan, communication information, related email), and guarantee only the use of this agreement for the purpose of such materials and documents.

5. Party B confirms and agrees that, due to the particularity of the content and mode of the contract, it shall not disclose the content of the project in advance in any way before the release of the project agreed herein, and shall ensure that its employees, relevant staff and partners also comply with this obligation. Without the permission of Party A, all materials provided by Party A to Party B shall not use them for purposes other than this Agreement or authorize the use of any third party, disclose the contents and materials, or transcribe or edit the materials in any way.

6, party b to ensure that in the process of service project execution, not for party b itself infringes upon the legitimate rights and interests of any third party, not violate national laws and regulations, strictly abide by the propaganda department, the state administration of press and publication, radio, film and television and other relevant laws and regulations, strictly grasp the program of political public opinion and social values orientation. If party B involves the use of the content by a third party, it shall guarantee to solve the corresponding copyright or may use it. Otherwise, Party B shall compensate Party A for any losses caused by all disputes arising therefrom.

7. Party A shall independently enjoy the complete and permanent intellectual property rights of all Party B's work achievements (including but not limited to video finished / semi-finished products, media promotion activity planning scheme, material design, production, poster and video production) by Party A. Party B shall not disclose to Party A without its written authorization

And use.

8, under this contract in addition to party a can directly release the relevant publicity information and materials, provided by such as publicity activities related publicity materials made by party b, party b shall release the relevant publicity materials before the specific content, release time of writing to party a, confirmed by party a can agree to the other party. Party B warrants that it has the legal right to release the publicity and promotion platform under this Agreement and has the right to release the publicity and promotion information to Party A on the release platform.

9. Party B guarantees that the execution, publicity and release of all information under this Agreement (except the information directly provided by party A) will not cause any negative impact to party A and / or party A, / or participate in the project campaign, or cause third claims to party A, or have any violation of laws and regulations and relevant normative documents, otherwise, all the resulting responsibilities shall be borne by Party B, if party A suffers losses, Party B shall be liable for compensation to Party A.

10, party b shall be in this agreement all the promotion program completed within 10 working days to submit the overall summary report, including the name during the cooperation, activity date, location, activity / content, the video, pictures, media publicity pictures, network screenshots, report video of the execution of all the content. The report shall serve as the basis for Party A's acceptance of the implementation of the agreement with Party B, and Party A may pay the corresponding proportion of service fees according to the actual completion of the content.

Vii. Liability for breach of contract

1. Unless otherwise agreed herein, if either party breaches its obligations hereunder, the breaching party shall immediately stop its breach on the date of receiving the written notice of the non-breaching party requesting to correct its breach.

2. If either party breaches its obligations in this Agreement, the other party shall have the right to claim compensation from the other party in accordance with the relevant provisions of this Agreement and the relevant laws of the People's Republic of China.

8. Force majeure

1. Because of unpredictable inevitable force majeure events, such as war, earthquake, strike, riot, or judicial, government restrictions, emergencies beyond the reasonable control of the parties, cause any party fails to perform any division or all obligations in this agreement, the affected party shall promptly notify the other party and issue reasonable proof, unless both parties reach other solution, otherwise this agreement and the parties bear no responsibility.

2, due to the limitation of new laws, regulations and rules or the party's policies and government regulations (including and not limited to the decision of the state administration of radio, film and other related departments) requirements, the production, broadcast or party b work plan, party b shall promptly return full amount to party a but party b fails to fulfill its obligations under the contract corresponding to all the money.

Nine, contact information

1. All notices subject to this Agreement and the documents and notices and requirements in connection with this Agreement

etc., must be in written form, can be delivered by letter, fax, email, face to face. The above methods cannot be

The service may not be made by public announcement.

2. If a party changes the mailing address, it shall notify the other party in writing within two days from the date of the change; otherwise, the party without notification shall bear the corresponding responsibilities arising therefrom.

3. Any change to this Agreement shall be made in writing and shall come into force only after being signed by both parties.

X. Settlement of disputes

1. This Agreement shall be governed by and construed in accordance with the laws of the People's Republic of China.

2. Any dispute arising from the performance of this Agreement shall be settled by the parties through negotiation or mediated by the relevant departments; if the negotiation or mediation fails, the following one shall be applied ___(1)___ How to solve:

(1) Submit it to Xiamen Arbitration Commission for arbitration;

(2) Bring a lawsuit with the people's court where the plaintiff is located according to law.

Xi. Supplementary Provisions

1. The Agreement and its annexes I and Annex II shall, upon taking effect, become the sole and complete agreement and understanding of the parties agreed herein and supersede and abolish any agreement, negotiation, commitment or statement made orally or in writing prior thereto.

2. Any modification or alteration of any provision of this Agreement shall be confirmed with the seal of both parties, and any other form of alteration, deletion or addition not confirmed by both parties shall be invalid.

3. The title of this Agreement and the titles of the terms thereof are formulated for the convenience of retrieval and shall not be used to explain the meaning of the Agreement.

4. This Agreement shall come into force upon the official seals / special contract seals of both parties and shall automatically terminate upon the performance of all obligations hereunder.

5. This Agreement is made in duplicate, with each party holding one copy. Matters not covered herein shall be governed by relevant laws and regulations. In case of no provision, party A and Party B may reach a written supplementary agreement. The annexes and supplementary agreements to this Agreement shall be an integral part of this Agreement and shall have the same legal effect as this Agreement.

6, party b shall not to party a and its affiliates and any third party employees or management, staff and their close relatives, or its participation in the entity or organization, directly or indirectly pay any commission, remuneration or rebates, or give equity reward, or provide any gifts, securities, physical, etc. At the same time, Party B shall be obliged to disclose to Party A the equity information directly or indirectly held by the above personnel. If Party B violates the above provisions, the serious case shall be deemed as a breach of contract. Party A shall have the right to notify Party B in writing and unilaterally terminate this Contract, while taking further legal measures according to law

Party B shall bear the actual losses caused to Party A or its affiliates.

[No text available below]

first party: second party:

Authorized Representative: Authorized Representative:

日　　期:2022年4月6日　　　日　　期:2022年4月15日

Attachment I: List of Attachment Items

order number	name	contents of a project	quantity	unit	unit-price	total
"Pony Planet Mother's Day special planning column a mother hello!"						
1	Video shooting	Conudes shooting equipment, lighting systems, actors, Post-editing, etc. 5 minutes per episode for a total of 13 gather	65	minute	16500	1072500
2	Creative planning	Script planning	1	Item	10000	10000
3	meals		1	Item	6000	6000
4	Transportation expenses for personnel		1	Item	8000	8000
5	site use fee		1	Item	10000	10000
Total (excluding tax):						1106500
Total (tax included):						1206085
Final preferential price:						1200000

Annex II: Offline activity promotion Service table of pony Planet 2022

order number	Media location	remarks	The number of	Release unit	Release unit price	Total price
1	Weibo mobile terminal recommended information flow -Brand Express (dynamic)		23000	cpm	70	1610000
2	Wechat circle of friends information flow focus City orientation delivery (text and text)		17000	cpm	100	1700000
3	Wechat public number at the bottom of the information flow Scheduled release in key cities (Fig Article)		10000	cpm	30	300000
4	News PR draft of 600 companies		600	family	500	300000
subtotal:						3910000

A discount of 50%:						1955000
5	Sina Weibo directional boot screen (static state)		5	sky	75000	375000
6	Netease News mobile terminal boot screen		5	sky	200000	1000000
7	Yue Run ring boot screen (static)		5	sky	250000	1250000
subtotal:						2625000
A discount of 40%:						1050000
amount to:						3005000
Final preferential price:						2980000